Exhibit 10.12

FIFTH AMENDMENT TO THE
CAMERON INTERNATIONAL CORPORATION
RETIREMENT SAVINGS PLAN
(As Amended and Restated Effective January 1, 2008)

WHEREAS, Cameron International Corporation (the “Company”) and other Employers have heretofore adopted the Cameron International Corporation Retirement Savings Plan (As Amended and Restated Effective January 1, 2008) (the “Plan”); and

WHEREAS, in connection with the change of the Plan’s recordkeeper, the Company desires to amend the Plan on behalf of itself and all Employers in certain respects;

NOW, THEREFORE, the Plan shall be amended as follows:

I.           Effective as of March 3, 2011:

1.           The word “written” shall be deleted before the word “request” in each place that it appears in Section 8.1(b) and 8.2 of the Plan.

2.           A new subparagraph (c) shall be added to Section 8.1 of the Plan as follows:

“(c)
file a request with the Committee in the form and within the time period prescribed by the Committee for a withdrawal of his Rollover Contributions (along with any earnings and net of any losses attributable thereto).”

3.           The third sentence of subparagraph (a) of Section 13.3 of the Plan shall be deleted and the following shall be substituted therefor:

“In determining the net worth of the Funds hereunder, the Trustee shall include as a liability such amounts as in the Committee’s judgment shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the Trust property, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.”

4.           Notwithstanding anything in the contrary in the Plan, from and after March 3, 2011, periodic installment distributions shall be eliminated as a form of distribution available under the Plan.

II.           As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the parties have caused these presents to be executed this   1st__ day of ___February____, 2011, effective for all purposes as provided above.

CAMERON INTERNATIONAL CORPORATION
By: /s/
Name: Roslyn R. Larkey
Title: Vice President, Human Resources

SIXTH AMENDMENT TO THE

CAMERON INTERNATIONAL CORPORATION

RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective January 1, 2008)

WHEREAS, Cameron International Corporation (the “Company”) and other Employers have heretofore adopted the Cameron International Corporation Retirement Savings Plan (As Amended and Restated Effective January 1, 2008) (the “Plan”); and

WHEREAS, the Company desires to amend the Plan on behalf of itself and all Employers in certain respects;

NOW, THEREFORE, the Plan shall be amended as follows:

I. Effective as of September 1, 2010:

1. Section 1.1(9B) of the Plan shall be deleted and the following shall be substituted therefor:

“(9B)           The term ‘Committee’ shall mean the Cameron Benefits Committee.”

2. The phrase “Cameron International Corporation Plans Administration Committee” in Article XIV of the Plan shall be deleted and the word “Committee” shall be substituted therefor.

II. Effective as of January 1, 2011, a new Section 1.1(14(D) shall be added to the Plan as follows:

“(D)
Notwithstanding anything to the contrary herein, the Compensation of a Member shall include payments of regular compensation for services during the Member’s regular working hours, compensation for services outside the Member’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments that are paid to the Member following his Severance Date (except to the extent specifically excluded above) but which would have been paid to the Member prior to such date if he had continued in employment with the Employer, provided that such payments are paid by the later of two and one-half  months following the Member’s Severance Date or the end of the Limitation Year that includes such Severance Date.”

III. Effective as of March 3, 2011:

1. The Addendum for Employees of Cooper Cameron Valves Division Plant at Little Rock, Arkansas shall be amended by deleting from the fifth paragraph thereof the phrase “provided, however, that such Members may only exercise such withdrawal rights once during every six-month period of a calendar year”.

2. The Addendum for Employees of Cooper Energy Services Division Plan at Ponca City, Oklahoma (Nickles) shall be amended by deleting from the last paragraph thereof the phrase “provided however, that withdrawal made pursuant to this sentence may be made in any amount and may be made up to two times in any 12 month period.”

IV. Effective as of July 1, 2011:

1. A new Section 1.1(7B) shall be added to the Plan, as follows:

“(7B)           The term ‘Bonus Compensation’ shall mean any and all Compensation that is cash annual bonus paid to a Member under the Employer’s incentive compensation plans and designated as ‘bonus’ in the Employer’s payroll system, which, for the avoidance of doubt, will exclude any amounts classified in the Employer’s payroll system as a sign on bonus, patent award, merit lump sum or special compensation with benefits.”

2. A new Section 1.1(52A) shall be added to the Plan, as follows:

“(52A)                      The term ‘Regular Compensation’ shall mean Compensation other than a Member’s Bonus Compensation.

3. A new Section 1.1(14)(E) shall be added to the Plan, as follows:

“(E)           For purposes of facilitating a Member’s election to reduce his Compensation in order to make Basic Contributions under the Plan, the Compensation of a Member shall include his Regular Compensation and his Bonus Compensation, as such terms are defined herein.”

4. Section 3.1 of the Plan shall be deleted and the following shall be substituted therefor:

“3.1           Basic Contributions.

Commencing with the date as of which he becomes a Member, each Member may elect to defer (a) an integral percentage of from 1% to 50% (or such lesser percentage as may be prescribed from time to time by the Company) of his Regular Compensation for a Plan Year, and (b) an integral percentage of from 1% to 50% (or such lesser percentage as may be prescribed from time to time by the Company) of his Bonus Compensation for a Plan Year, by having his Employer contribute the amounts so deferred to the Plan.  In restriction of the Members’ elections provided in Section 2.3, this Section, and Section 4.10, and except to the extent permitted under Section 3.6 and Section 414(v) of the Code, the Basic Contributions and the elective deferrals (within the meaning of Section 402(g)(3) of the Code) under all other plans, contracts and arrangements of the Employer on behalf of any Member for any calendar year shall not exceed the dollar limitation contained in Section 402(g) of the Code in effect for such calendar year.  If a Member elects to have such Basic Contributions made on his behalf, his Compensation shall be reduced by the percentage(s) he elects pursuant to the terms of the Compensation reduction authorization described in Section 2.3 or 4.10.  Unless specifically provided otherwise in the Plan, each Member who is an Eligible Employee may elect to have Basic Contributions made on his behalf to the Plan.  Notwithstanding the foregoing provisions of this Section 3.1, (x) Basic Contributions made with respect to a Plan Year on behalf of Highly Compensated Employees shall not exceed the limitations set forth in Section 4.1 and (y) notwithstanding anything to the contrary herein, the provisions of the Plan permitting separate elections as to Regular Compensation and Bonus Compensation shall be made available to eligible Members when applicable payroll and administrative procedures have been implemented, as determined by the Committee in its discretion and, until such time, a Member’s election to defer Compensation under the Plan shall apply to all his Compensation (subject to the applicable Plan and Code-based limitations on such deferrals).”

5.           Section 4.10 of the Plan shall be deleted and the following shall be substituted therefor:

“4.10           Changes in Reduction and Deduction Authorizations.

Effective as of any payroll period, any Member who is eligible to make Basic Contributions under the Plan may suspend his Basic Contributions or change (a) the percentage of his Regular Compensation which is contributed as Basic Contributions or (b) the percentage of his Bonus Compensation which is contributed as Basic Contributions in accordance with the procedures and within the time period prescribed by the Plan Administrator.  Notwithstanding the foregoing, any Member who makes such change(s) shall be limited to the percentage of his Compensation that does not exceed the applicable limitations set forth in Section 3.1, and, if applicable, Section 3.6.  If the Committee determines that a reduction of Compensation deferral elections made pursuant to Sections 2.3, 3.1, and this Section 4.10 is necessary to insure that the restrictions set forth in Sections 3.1 or 16.3 are met for any Plan Year, the Committee may reduce the elections of affected Members on a temporary and prospective basis in such manner as the Committee shall determine.”

6.           Section 10.2(b)(3)(vi) of the Plan (referring to the level income annuity option) shall be deleted.

V. As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the parties have caused these presents to be executed this   9th_ day of ____June____, 2011, effective for all purposes as provided above.

CAMERON INTERNATIONAL CORPORATION
By: /s/
Name: Roslyn R. Larkey
Title: Vice President, Human Resources